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                                                                     EXHIBIT 5.1


                                 Shutts & Bowen
                            201 S. Biscayne Boulevard
                                1500 Miami Center
                              Miami, Florida 33131


                                 March 28, 1996



Inamed Corporation
3800 Howard Hughes Parkway, Suite 900
Las Vegas, Nevada  89109

     Re:  Registration Statement On Form S-3
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Gentlemen:

     We have examined the Registration Statement on Form S-3 filed by you with the Securities and Exchange Commission on February 21, 1996 (the "Registration Statement"), in connection with the issuance of 3,500,000 (as adjusted) shares of Common Stock of Inamed Corporation, a Florida corporation (the "Company") upon conversion of the Company's 11% Secured Convertible Notes due 1999 issued under that certain Indenture dated as of January 2, 1996 between the Company and Santa Barbara Bank & Trust (the "Indenture") and the registration of the Common Stock under the Securities Act of 1933, as amended. As your special counsel in connection with this transaction, we have examined the proceedings heretofore taken by the Company in connection with the authorization, issuance and sale of the Common Stock.

     Based on these examinations, it is our opinion that upon completion of the proceedings being taken or which we, as your special counsel, contemplate will be taken prior to issuance of the Common Stock, the Common Stock, when issued and sold in the manner referred to in the Indenture and the Registration Statement, will be legally and validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name, wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof and any amendments or supplements thereto.

                                   Respectfully submitted,


                                   /s/  SHUTTS & BOWEN